SUB-ADVISORY AGREEMENT
AMONG WELLS FARGO ADVANTAGE GLOBAL DIVIDEND OPPORTUNITY FUND,
WELLS FARGO FUNDS MANAGEMENT, LLC AND
WELLS CAPITAL MANAGEMENT INCORPORATED

This AGREEMENT is made as of this 9th day of July, 2010 by and among Wells Fargo Advantage Global Dividend
Opportunity Fund (the "Fund"), a statutory trust organized under the laws of the State of Delaware with its principal place of business at 200 Berkeley Street, Boston, Massachusetts 02116,
Wells Fargo Funds Management, LLC (the "Adviser"), a limited liability company organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, and Wells Capital Management Incorporated (the "Sub-Adviser"), a corporation organized under the laws of the State of California, with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105.

WHEREAS, the Adviser and the Sub-Adviser are registered investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and WHEREAS, the Fund is engaged in business as an closedend investment company and is registered under the Investment
Company Act of 1940, as amended (the "1940 Act"); and
WHEREAS, the Fund's Board of Trustees (the "Board") has engaged the Adviser to perform investment advisory services for the Fund under the terms of an investment advisory agreement, dated July 9, 2010, between the Adviser and the Fund (the
"Advisory Agreement"); and

WHEREAS, the Adviser, acting pursuant to the Advisory
Agreement, wishes to retain the Sub-Adviser, and the Fund's
Board has approved the retention of the Sub-Adviser, to provide investment advisory services to the Fund, and the Sub-Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, the Fund, the Adviser and Sub-
Adviser agree as follows:

Section 1. Appointment of Sub-Adviser. The Fund is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Declaration of Trust, as amended or supplemented from time to time, By-Laws (if any) and Registration Statement(s) filed with the Securities and Exchange Commission (the "Commission") under the 1940 Act and the Securities Act of 1933 (the "Securities Act"), including any representations made in the prospectus and statement of additional information relating to the Fund contained therein and as may be amended or supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Board.
Subject to the direction and control of the Board, the Adviser manages the investment and reinvestment of the assets of the Fund and provides for certain management and other services as specified in the Advisory Agreement.

Subject to the direction and control of the Board and the Adviser, the Sub-Adviser shall manage the investment and reinvestment of that portion of the assets of the Fund identified from time to time by the Board or the Adviser (the "WCM
Portion") as specified in this Agreement, and shall provide the management and other services specified below in Section 2(a), all in such manner and to such extent as may be directed in writing from time to time by the Adviser. Notwithstanding anything in this Agreement to the contrary, the Adviser shall be responsible for compliance with any statute, rule, regulation, guideline or investment restriction that applies to the Fund's investment portfolio as a whole and the Sub-Adviser's responsibility and liability shall be limited to following any written instruction the Sub-Adviser receives from the Adviser.

The investment authority granted to the Sub-Adviser shall include the authority to exercise whatever powers the Fund may possess with respect to any of the assets of the Fund's WCM
Portion, including, but not limited to, the power to exercise rights, options, warrants, conversion privileges, redemption privileges, and to tender securities pursuant to a tender offer. The Sub-
Adviser shall not, however, be responsible for voting proxies, for participating in class actions and/or other legal proceedings on behalf of the Fund, but will provide such assistance as is reasonably requested in writing by the Adviser.

Section 2. Duties, Representations and Warranties of the Sub-Adviser.

(a) The Sub-Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets for the WCM Portion. To carry out such decisions, the Sub-
Adviser is hereby authorized, as agent and attorney-in-fact for the Fund, for the account of, at the risk of and in the name of the Fund, to place orders and issue instructions with respect to those transactions of the Fund. In all purchases, sales and other transactions in securities and other assets for the Fund, the Sub-Adviser is authorized to exercise full discretion and act for the Fund and instruct the Fund's custodian (the "Custodian") in the same manner and with the same force and effect as the Fund might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

The Sub-Adviser acknowledges that the Fund and other mutual funds advised by the Adviser (collectively, the "fund complex") may engage in transactions with certain sub-advisers in the fund complex (and their affiliated persons) in reliance on exemptions under Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule
17e-1 under the 1940 Act. Accordingly, the Sub-Adviser hereby agrees that it will not consult with any other sub-adviser of a fund in the fund complex, or an affiliated person of a sub-adviser, concerning transactions for a fund in securities or other fund assets. The Sub-Adviser shall be limited to managing only the WCM Portion, and shall not consult with the sub-adviser as to any other portion of the Fund's portfolio concerning transactions for the Fund in securities or other Fund assets.

(b) Following the close of each calendar quarter, the Sub-Adviser will report to the Board regarding the investment performance of the WCM Portion since the prior report, and will also keep the Board informed of important developments known by it to affect the WCM Portion and the Sub-Adviser, and on its own initiative will furnish the Board and the Adviser from time to time with such information as the Sub-Adviser, in its sole discretion, believes appropriate, whether concerning the individual companies whose securities are held by the Fund in the WCM
Portion, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments. The Sub-Adviser will also furnish the Board and the Adviser with such statistical and analytical information with respect to securities held by the Fund as the Sub-Adviser, in its sole discretion, believes appropriate or as the Board or the Adviser may reasonably request in writing.

The Sub-Adviser shall promptly notify the Adviser of (i) any material changes regarding the Sub-Adviser that would impact disclosure in the Fund's Registration Statement(s), or (ii) any material violation of any requirement, provision, policy or restriction that the Sub-Adviser is required to comply with under
Section 6 of this Agreement. The Sub-Adviser shall, within two business days, notify both the Adviser and the Fund of any legal process served upon it in connection with its activities hereunder, including any legal process served upon it on behalf of the Adviser or the Fund. The Sub-Adviser, upon the written request of the Custodian, shall reasonably cooperate with the Custodian in the Custodian's processing of class actions or other legal proceedings relating to the holdings (historical and/or current) of the WCM Portion.

(c) The Sub-Adviser may from time to time employ or sub-contract the services of certain persons as the Sub-Adviser believes to be appropriate or necessary to assist in the execution of the Sub-Adviser's duties hereunder; provided, however, that the employment of or sub-contracting to any such person shall not relieve the Sub-Adviser of its responsibilities or liabilities hereunder. The cost of performance of such duties shall be borne and paid by the Sub-Adviser. No obligation may be imposed on the Fund in any such respect.

The Sub-Adviser shall supervise and monitor the activities of its representatives, personnel and agents in connection with the execution of its duties and obligations hereunder. The appropriate personnel of the Sub-Adviser will be made available to consult with the Adviser, the Fund and the Board at reasonable times and upon reasonable notice concerning the business of the Fund.

(d) The Sub-Adviser shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Fund under the 1940 Act. Upon the Fund's reasonable request, the Sub-Adviser also shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all other documents and records relating to the services provided by the Sub-Adviser pursuant to this Agreement required to be prepared and maintained by the Fund. The books and records required to be maintained by the Fund which are in the possession of the Sub-Adviser shall be the property of the Fund; provided, however, that if the Sub-Adviser also is required to prepare and maintain any such books and records to satisfy its own recordkeeping requirements, such books and records shall constitute the property of each of the Fund and the Sub-Adviser. The Fund, or the Fund's authorized representatives (including the Adviser), shall have access to such books and records at all times during the Sub-Adviser's normal business hours. Upon the reasonable written request of the Fund, copies of any such books and records shall be provided promptly by the Sub-Adviser to the Fund or the Fund's authorized representatives.

(e) The Sub-Adviser represents and warrants to the Adviser and the Fund that: (i) the retention of the Sub-Adviser as contemplated by this Agreement is authorized by the Sub-
Adviser's governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which the Sub-Adviser or its property is bound, whether arising by contract, operation of law or otherwise; (iii) this Agreement has been duly authorized by appropriate action of the Sub-Adviser and when executed and delivered by the Sub-Adviser will be the legal, valid and binding obligation of the Sub-Adviser, enforceable against the Sub-Adviser in accordance with the terms hereof, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) if Sub-Adviser furnishes to Adviser or the Trust the Sub-Adviser's composite performance record for inclusion in Fund documents, (A) any composite performance record of the Sub-Adviser's executive officers furnished to the Adviser and the Fund in writing prior to the date hereof (the "Data") is true and correct, and has been prepared in accordance with applicable laws, rules, regulations, interpretations and in accordance with industry guidelines and standards with respect to standardized performance information; (B) there is no information material to an understanding of the Data which the Sub-Adviser has not provided in writing to the Adviser prior to the date hereof; (C) the accounts included in the Data include all fully discretionary accounts managed by the Sub-Adviser's executive officers designated to act as portfolio managers of the Fund over the period covered that have investment objectives, policies and strategies that are substantially similar to those that will be followed by the WCM Portion as approved by the Board; (D) the Sub-Adviser has the right, free from any legal or contractual restrictions thereon, to the use, reproduction, and incorporation of the Data in the public disclosure or marketing materials of the Fund, including the prospectus and the statement of additional information and proxy statements (the "Public Disclosure"); and
(E) the Sub-Adviser is legally entitled to grant, and hereby grants, such rights to the Adviser and/or the Fund with respect to the use of the Data in the Public Disclosure, including with respect to any Public Disclosure filed with the Commission prior to the date hereof.

Section 3. Delivery of Documents to the Sub-Adviser.
The Adviser has furnished the Sub-Adviser with true, correct and complete copies of the following documents:

(a) The Declaration of Trust, as in effect on the date hereof;
(b) The Registration Statement(s) filed with the
Commission under the 1940 Act, including the form of prospectus related to the Fund included therein;
(c) The Advisory Agreement; and
(d) Written guidelines, policies and procedures adopted by the Fund.

The Adviser will furnish the Sub-Adviser with all future amendments and supplements to the foregoing as soon as practicable after such documents become available. The Adviser shall furnish the Sub-Adviser with any further documents, materials or information that the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder. Sub-Adviser shall not be responsible for compliance with any document, materials, instruction or other information not provided to Sub-Adviser in a timely manner until a reasonable time after receipt of same by Sub-Adviser.

The Sub-Adviser shall furnish the Adviser with written certifications, in such form as the Adviser shall reasonably request in writing, that it has received and reviewed the most recent version of the foregoing documents provided by the Adviser and that it will comply with such documents in the performance of its obligations under this Agreement.

Section 4. Delivery of Documents to the Adviser. The
Sub-Adviser has furnished, and in the future will furnish, the

Adviser with true, correct and complete copies of each of the following documents:

(a) The Sub-Adviser's most recent Form ADV;
(b) The Sub-Adviser's most recent balance sheet; and
(c) The current Code of Ethics of the Sub-
Adviser, adopted pursuant to Rule 17j-1
under the 1940 Act, and annual
certifications regarding compliance with such Code.
In addition, the Sub-Adviser will furnish the Adviser with
(i) a summary of the results of any future examination of the Sub-Adviser by the Commission or other regulatory agency with respect to the Sub-Adviser's activities hereunder; and (ii) copies of its policies and procedures adopted pursuant to Rule 206(4)-7 under the Advisers Act.

The Sub-Adviser will furnish the Adviser with all such documents as soon as practicable after such documents become available to the Sub-Adviser, to the extent that such documents have been changed materially. The Sub-Adviser shall furnish the Adviser with any further documents, materials or information as the Adviser may reasonably request in connection with Sub-Adviser's performance of its duties under this Agreement, including, but not limited to, information regarding the Sub-Adviser's financial condition, level of insurance coverage and any certifications or sub-certifications which may reasonably be requested in connection with Fund registration statements, Form N-CSR filings or other regulatory filings, and which are appropriately limited to Sub-Adviser's responsibilities under this Agreement.

Section 5. Control by Board. As is the case with respect to the Adviser under the Advisory Agreement, any investment activities undertaken by the Sub-Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-
Adviser on behalf of the Fund, shall at all times be subject to the direction and control of the Fund's Board.

Section 6. Compliance with Applicable Requirements.
In carrying out its obligations under this Agreement, the Sub-
Adviser shall at all times comply with:

(a) investment guidelines, policies and restrictions established by the Board that have been communicated in writing to the Sub-Adviser;
(b) all applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations adopted thereunder;
(c) the Registration Statement(s) of the Fund, as it may be amended from time to time (including any information transmitted to Shareholders pursuant to Rule 8b-16 under the 1940
Act), filed with the Commission under the Securities Act and the 1940 Act and delivered to the Sub-Adviser;
(d) the provisions of the Declaration of Trust of the Fund, as it may be amended or supplemented from time to time and delivered to the Sub-Adviser;
(e) the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Fund, and any rules and regulations adopted thereunder; and
(f) any other applicable provisions of state or federal law, and any rules and regulations adopted thereunder.
Section 7. Proxies. The Adviser shall have responsibility to vote proxies solicited with respect to issuers of securities in which assets of the Fund are invested from time to time in accordance with the Fund's policies on proxy voting. The Sub-
Adviser will provide, when requested in writing by the Adviser, information on a particular issuer to assist the Adviser in the voting of a proxy.

Section 8. Expenses. All of the ordinary business expenses incurred in the operations of the Fund and the offering of its shares shall be borne by the Fund unless specifically provided otherwise in this Agreement or otherwise agreed by the Fund and the Adviser and/or Sub-Adviser. The expenses borne by the Fund include, but are not limited to, brokerage commissions, taxes, legal, auditing or governmental fees, the cost of preparing share certificates, custodian, transfer agent and registrar costs, all stock exchange listing expenses, expense of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to Board and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Fund in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Fund's shareholders.

The Sub-Adviser shall pay its own expenses in connection with the services to be provided by it pursuant to this Agreement.
In addition, the Sub-Adviser shall be responsible for reasonable out-of-pocket costs and expenses incurred by the Adviser or the
Fund: (a) to prepare press releases or to amend the Fund's registration statement or supplement the Fund's prospectus, and circulate the same, solely to reflect a change in the personnel of the Sub-Adviser responsible for making investment decisions in relation to the Fund; (b) to obtain shareholder approval of a new sub-advisory agreement as a result of a "change in control" (as such term in defined in Section 2(a)(9) of the 1940 Act) of the Sub-Adviser, or to otherwise comply with the 1940 Act, the Securities Act, or any other applicable statute, law, rule or regulation, as a result of such change; or (c) to meet other legal or regulatory obligations caused by activities of the Sub-Adviser.

Section 9. Compensation. As compensation for the subadvisory services provided under this Agreement, the Adviser shall pay the Sub-Adviser fees, payable monthly, at the annual rates indicated on Appendix A hereto, as such Schedule may be amended or supplemented as agreed to in writing by the parties from time to time. It is understood that the Adviser shall be responsible for the Sub-Adviser's fee for its services hereunder, and the Sub-Adviser agrees that it shall have no claim against the Fund with respect to compensation under this Agreement.

Section 10. Standard of Care. The Fund and the Adviser will expect of the Sub-Adviser, and the Sub-Adviser will give the Fund and the Adviser the benefit of, the Sub-Adviser's best judgment and efforts in rendering its services to the Fund, and the Sub-Adviser shall not be liable hereunder for any mistake in judgment. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser or any of its officers, directors, employees or agents, the Sub-Adviser shall not be subject to liability to the Adviser, to the Fund or to any shareholders in the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. Notwithstanding the foregoing, the Sub-Adviser shall be responsible for the accuracy and completeness (and liable for the lack thereof) of the statements and Data (only if Sub-Adviser furnishes to Adviser or the Fund any such Data for inclusion in Fund documents) furnished by the Sub-Adviser for use by the Adviser in the Fund's offering materials (including the prospectus, the statement of additional information, advertising and sales materials) and any proxy statements that pertain to the Sub-Adviser, the portfolio managers of the Fund and the investment of the WCM Portion.

Nothing in this Agreement (including Sections 10, 15 or 16 of this Agreement) shall be construed to relieve either the Sub-
Adviser or the Adviser of any claims or liability arising under federal securities laws or any non-waivable provisions of any other federal or state laws.

Section 11. Non-Exclusivity. The services of the Sub-
Adviser to the Adviser and the Fund are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or directors of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

It is understood that the Sub-Adviser performs investment advisory services for various clients, including accounts of clients in which the Sub-Adviser or associated persons have a beneficial interest. The Sub-Adviser may give advice and take action in the performance of its duties with respect to any of its other clients, which may differ from the advice given, or the timing or nature of action taken, with respect to the assets of the Fund. Nothing in this Agreement shall be deemed to impose upon the Sub-Adviser any obligation to purchase or sell for the Fund any security or other property that the Sub-Adviser purchases or sells for its own accounts or for the account of any other client.

Any information or recommendations supplied by the Sub-
Adviser to the Adviser or the Fund in connection with the performance of its obligations hereunder shall be treated as confidential and for use by the Adviser, the Fund or such persons as they may designate, solely in connection with the WCM
Portion, except as required by applicable law or as otherwise provided hereunder, it being understood and agreed that the Adviser and the Fund may disclose Fund portfolio holdings information in accordance with the Fund's policies and procedures governing the disclosure of Fund portfolio holdings, as amended or supplemented from time to time. Information supplied by the Adviser or the Fund to the Sub-Adviser in connection with performing its obligations under this Agreement shall be treated by the Sub-Adviser as confidential and for use by the Sub-Adviser solely in connection with the WCM Portion and the performance of the Sub-Adviser's obligations hereunder.

The Sub-Adviser may include the Fund in its representative client list.

Section 12. Records. The Sub-Adviser shall, with respect to orders the Sub-Adviser places for the purchase and sale of portfolio securities of the WCM Portion, maintain or arrange for the maintenance of the documents and records required pursuant to Rule 31a-1 under the 1940 Act, as well as trade tickets and confirmations of portfolio trades, and such other records as the Adviser reasonably requests to be maintained. All such records shall be maintained in a form reasonably acceptable to the Adviser and the Fund and in compliance with the provisions of Rule 31a-1 or any successor rule. All such records will be the property of the Fund, and will be made available for inspection by the Fund and its authorized representatives (including the Adviser). The Sub-Adviser shall promptly, upon the Fund's written request, surrender to the Fund those records that are the property of the Fund; provided, however, that the Sub-Adviser may retain copies of such records.

Section 13. Term and Approval. This Agreement shall become effective with respect to the Fund after it is approved in accordance with the express requirements of the 1940 Act, and executed by the Fund, Adviser and Sub-Adviser and shall thereafter continue from year to year, provided that the continuation of the Agreement is approved in accordance with the requirements of the 1940 Act, which currently requires that the continuation be approved at least annually:
(a) (i) by the Fund's Board of Trustees or (ii) by the vote of "a majority of the outstanding voting securities" of the Fund (as defined in Section 2(a)(42) of the 1940 Act, and
(b) by the affirmative vote of a majority of the Fund's
Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Fund), by votes cast in person at a meeting specifically called for such purpose.

Section 14. Termination. This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the Fund's outstanding voting securities, or by the Adviser or Sub-Adviser upon sixty (60) days' written notice to the other parties. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act, as it may be interpreted by the Commission or its staff in interpretive releases, or applied by the Commission staff in no-action letters, issued under the 1940 Act.

This Agreement may also be terminated immediately by the Adviser, the Sub-Adviser or the Fund in the event that another party: (i) breaches a material term of this Agreement; or (ii) commits a material violation of any governing law or regulation; or
(iii) engages in conduct that would have a material adverse effect upon the reputation or business prospects of the terminating party.

Section 15. Indemnification by the Sub-Adviser. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Fund or the Adviser, or any of their respective officers, directors, employees, affiliates or agents, the Fund and the Adviser, respectively, shall not be responsible for, and the Sub-Adviser hereby agrees to indemnify and hold harmless the Fund and the Adviser and their respective officers, directors, employees, affiliates and agents (severally, but not jointly) against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses, liability, claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, arising out of or attributable to the willful misfeasance, bad faith, grossly negligent acts or reckless disregard of obligations or duties hereunder or the breach of any representation and warranty hereunder on the part of the Sub-
Adviser or any of its officers, directors, employees affiliates or agents. Notwithstanding the foregoing, the Sub-Adviser shall not be liable hereunder for any losses or damages resulting from the Sub-Adviser's adherence to the Adviser's written instructions, or for any action or inaction by the Sub-Adviser consistent with the Standard of Care described in Section 10 of this Agreement.

Section 16. Indemnification by the Adviser. Provided that the conduct of the Sub-Adviser, its partners, employees, affiliates and agents is consistent with the Standard of Care described in Section 10 of this Agreement, the Sub-Adviser shall not be responsible for, and the Adviser hereby agrees to indemnify and hold harmless the Sub-Adviser, its partners, employees, affiliates and agents against any and all losses, damages, costs, charges, reasonable counsel fees and expenses, payments, expenses, liability, claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, relating to the Sub-Adviser's act(s) or omission(s) in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or arising out of or attributable to conduct of the Adviser relating to: (i) the advertising, solicitation, sale, purchase or pledge of securities, whether of the Fund or other securities, undertaken by the Fund, its officers, directors, employees, affiliates or agents, (ii) any violations of the securities laws, rules, regulations, statutes and codes, whether federal or of any state, by the Fund or the Adviser, respectively, or their respective officers, directors, employees, affiliates or agents, or
(iii) the willful misfeasance, bad faith, grossly negligent acts or reckless disregard of obligations or duties hereunder on the part of the Fund or the Adviser, respectively, or their respective officers, directors, employees, affiliates or agents.

Section 17. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Fund shall be 200 Berkeley Street, Boston, Massachusetts 02116, Wells Fargo Funds Management, LLC, Attention: C. David Messman, and that of the Adviser shall be 525 Market Street, 12th Floor, San Francisco, California 94105, Attention: C. David Messman, and that of the Sub-Adviser shall be 525 Market Street, 12th Floor, San Francisco, California 94105, Attention: Karen Norton.

Section 18. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, or interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act or the Advisers
Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware to the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted.

Section 19. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the Fund. Otherwise, a written amendment of this Agreement is effective upon the approval of the Board, the Adviser and the Sub-Adviser.

Section 20. Wells Fargo Name. The Sub-Adviser and the
Fund each agree that the name "Wells Fargo," which comprises a component of the Fund's name,is a property right of the parent of the Adviser. The Fund agrees and consents that: (i) it will use the words "Wells Fargo" as a component of its corporate name, the name of any series or class, or all of the above, and for no other purpose; (ii) it will not grant to any third party the right to use the name "Evergreen" or "Wells Fargo" for any purpose; (iii) the Adviser or any corporate affiliate of the Adviser may use or grant to others the right to use the words "Wells Fargo," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, other than a grant of such right to another registered investment company not advised by the Adviser or one of its affiliates; and
(iv) in the event that the Adviser or an affiliate thereof is no longer acting as investment adviser to the Fund, the Fund shall, upon request by the Adviser, promptly take such action as may be necessary to change its corporate name to one not containing the words "Wells Fargo" and following such change, shall not use the words "Wells Fargo," or any combination thereof, as a part of its corporate name or for any other commercial purpose, and shall use its best efforts to cause its trustees, officers and shareholders to take any and all actions that the Adviser may request to effect the foregoing and to reconvey to the Adviser any and all rights to such words.

Section 21. Risk Acknowledgement. The Sub-Adviser does not guarantee the future performance of the Fund, the success of any investment decision or strategy that the Sub-Adviser may use, or the success of the Sub-Adviser's overall management of the WCM Portion. Each of the Fund and the Adviser understand that investment decisions made for the Fund by the Sub-Adviser are subject to various market, currency, economic and business risks, and that those investment decisions will not always be profitable. The Sub-Adviser will manage the WCM portion and, in making investment decisions for the Fund, the Sub-Adviser will not consider any other securities, cash or other investments covered by the Fund.

Section 22. Authority to Execute Agreement. Each of the individuals whose signature appears below represents and warrants that he or she has full authority to execute this Agreement on behalf of the party on whose behalf he or she has affixed his or her signature to this Agreement. The Fund and the Adviser will deliver to the Sub-Adviser such evidence of its authority with respect to this Agreement as Sub-Adviser may reasonably require.
The Sub-Adviser will deliver to the Fund and the Adviser such evidence of its authority with respect to this Agreement as the Fund or the Adviser may reasonably require.

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IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be executed in triplicate by their respective officers on the day and year first written above.

WELLS FARGO ADVANTAGE GLOBAL DIVIDEND OPPORTUNITY FUND
By:
Jeremy DePalma
Assistant Treasurer
WELLS FARGO FUNDS MANAGEMENT, LLC

By:
W. Douglas Munn
Executive Vice President
WELLS CAPITAL MANAGEMENT INCORPORATED

By:
Karen Norton
Chief Operating Officer




APPENDIX A
WELLS CAPITAL MANAGEMENT INCORPORATED
SUB-ADVISORY AGREEMENT FEE AGREEMENT
WELLS FARGO GLOBAL DIVIDEND OPPORTUNITY FUND

This fee agreement is made as of the 9th day of July, 2010, and is amended as of the 1st day of May, 2017, by and between Wells Fargo Global Dividend Opportunity Fund (the "Fund"), Wells Fargo Funds Management, LLC (the "Adviser") and Wells Capital Management Incorporated (the "Sub-Adviser").

WHEREAS, the parties have entered into an Investment
Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides management and other services to the Fund; and

WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as indicated on this Appendix A;

The Adviser pays the Sub-Adviser a fee at an annual rate of 0.20% of the Fund's total assets.

If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to the Fund.

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The foregoing fee schedule is agreed to as of this 1st day of
May, 2017, and shall remain in effect until agreed and changed in writing by the parties.

WELLS FARGO GLOBAL DIVIDEND OPPORTUNITY FUND
By:
C. David Messman
Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC
By:
Paul Haast
Senior Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED
By:
Karen Norton
Chief Operating Officer